CONFIDENTIAL	EXHIBIT 10.1

VOTING AGREEMENT

This Voting Agreement (“Voting Agreement”) dated as of March 28, 2007, is among Columbia Banking System, Inc., a Washington corporation (“Columbia”), Mountain Bank Holding Company, a Washington corporation (“MBHC”), and the undersigned, each of whom is either a director or executive officer of MBHC. This Agreement will be effective upon the signing of the Merger Agreement (defined below).

RECITAL

As an inducement for Columbia to enter into the Plan and Agreement of Merger (the “Merger Agreement”) dated as of the date hereof, whereby MBHC will be merged with and into Columbia (the “Merger”), each of the undersigned individuals, for himself or herself, and for his or her heirs and legal representatives, hereby agrees as follows:

AGREEMENT

1. Voting and Other Matters. Each of the undersigned individuals will vote or cause to be voted all shares of MBHC’s common stock that he or she beneficially owns, with power to vote or direct the voting of (the “Shares”), in favor of approval of the Merger Agreement and the Merger. In addition, each of the undersigned individuals who is a director of MBHC will (a) recommend to the shareholders of MBHC that they approve the Merger Agreement, and (b) refrain from any actions or omissions inconsistent with the foregoing, except as otherwise required by law, including, without limitation, a director’s fiduciary duties to a corporation and its shareholders. The requirements of this Section 1 will continue until the earlier of the closing of the Merger or the termination of the Merger Agreement.

2. No Transfer. Until the earlier of the closing of the Merger or the termination of the Merger Agreement, the undersigned will not sell, permit a lien or other encumbrance to be created with respect to, or grant any proxy in respect of (except for proxies solicited by the board of directors of MBHC in connection with the MBHC shareholders’ meeting at which the Merger is presented for shareholder approval) any Shares, unless all other parties to any such sale, transaction, or other arrangement enter into an agreement in form and substance satisfactory to Columbia providing Columbia with the benefits and rights provided by this Voting Agreement.

3. Individual Obligations. Obligations of each of the undersigned under this Voting Agreement are intended to be several and not joint.

4. Miscellaneous.

a. Severability. If any provision of this Voting Agreement or the application of such provision to any person or circumstances is held invalid or unenforceable by a court of competent jurisdiction, such provision or application will be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable, the application of such provision to persons or circumstances other than the party as to which it is held invalid, and the remainder of this Voting Agreement, will not be affected.

b. Counterparts. This Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

c. Governing Law. This Voting Agreement will be deemed a contract made under, and for all purposes will be construed in accordance with, the laws of the State of Washington.

d. Remedies. Any breach of this Voting Agreement entitles Columbia to injunctive relief and specific performance, as well as any other legal or equitable remedies to which Columbia may be entitled.

[signature pages follow]

The undersigned have executed this Voting Agreement effective as of March 28, 2007.

MOUNTAIN BANK HOLDING COMPANY		COLUMBIA BANKING SYSTEM, INC.

By:	/s/ Roy T. Brooks	By:	/s/ Melanie J. Dressel
	Roy T. Brooks		Melanie J. Dressel
	President & Chief Executive Officer		President & Chief Executive Officer

[Signature Page to Voting Agreement]

/s/ Barry C. Kombol	/s/ Roy T. Brooks
Barry C. Kombol, Director & Vice-Chairman	Roy T. Brooks, Director, President, Chief Executive Officer, & Chairman

/s/ Sheila M. Brumley	/s/ Sterlin Franks
Sheila M. Brumley, Corporate Secretary & Chief Financial Officer	Sterlin Franks, Senior Vice President

/s/ Michael K. Jones*	/s/ Susan K. Bowen-Hahto
Michael K. Jones, Director	Susan K. Bowen-Hahto, Director

/s/ Garret S. Van Beek	/s/ John W. Raeder
Garret S. Van Beek, Director	John W. Raeder, Director

/s/ Brian W. Gallagher	/s/ J.B. Rupert
Brian W. Gallagher, Director	J.B. Rupert, Director

/s/ Hans R. Zurcher	/s/ Steve W. Moergeli
Hans R. Zurcher, Director	Steve W. Moergeli, Director

*	Modified as to scope to exclude shares owned by Mr. Jones’ spouse.

[Signature Page to Voting Agreement]